Exhibit 99.1

Sipex Corporation
233 South Hillview Drive
Milpitas, CA 95035 USA
TEL: 408.934.7500
FAX: 408.935.7600
www.sipex.com
FOR IMMEDIATE RELEASE
Clyde Ray Wallin, Chief Financial Officer
Phone: 408-934-7500
Fax: 408-935-7678
Email: rwallin@sipex.com
Sipex Reports Fourth Quarter and Fiscal
Year 2006 Financial Results
•	Fourth Quarter Net Sales of $18.9 Million, Down 10% from the Third Quarter and Up 9% From Year-Ago Period
•	Fiscal 2006 Net Sales of $78.8 Million, Up 8% From Fiscal 2005
     Milpitas, California, (February 21, 2007) (OTC: SIPX.PK), — Sipex today reported fiscal fourth quarter and fiscal year operating results. Net Sales for the fourth quarter of 2006 were $18.9 million, down 10% from the third quarter net sales of $21.0 million and up 9% from net sales of $17.2 million recorded in the year-ago period. Net Sales for the fiscal year of 2006 were $78.8 million, up 8% from the year-ago period. Fourth quarter 2006 GAAP net loss was $14.3 million, or $0.40 per share, compared with GAAP net loss of $6.3 million, or $0.18 per share, in the previous quarter and GAAP net loss of $11.7 million, or $0.33 per share, in the year-ago period. Fiscal 2006 GAAP net loss was $41.2 million, or $1.16 per share, compared with GAAP net loss of $38.1 million, or $1.07 per share, in the year-ago period. The fourth quarter and fiscal year 2006 GAAP net loss included stock-based compensation of $1.2 million and $3.8 million, or $0.03 and $0.11 per share, respectively.
     Fourth quarter 2006 non-GAAP net loss was $11.7 million, or $0.33 per share, compared to $5.3 million, or $0.15 per share, in the previous quarter and compared to $5.2 million, or $0.15 per share in the fourth quarter of 2005. Fiscal 2006 non-GAAP net loss was $29.0 million, or $0.81 per share, an increase from $21.8 million, or $0.61 per share for fiscal year 2005. Non-GAAP results exclude the impact of stock-based compensation, restructuring and impairment charges, and additional depreciation expense. A reconciliation of the adjustments made to GAAP net loss to compute non-GAAP net loss is contained in the financial tables of this press release.

     “The fourth quarter was a very difficult quarter for us as we experienced much of the same slowness as many of our analog competitors. Despite this, we did achieve slight growth in our power products. Revenue improvement in our power family was driven out of our new proprietary DC to DC converters and LED Management ICs,” stated Ralph Schmitt, CEO of Sipex.
     “The fourth quarter 2006 financial results were negatively affected by the restructuring charges,” explained Ray Wallin, CFO of Sipex. “We recorded approximately $1.0 million of personnel severance costs and approximately $0.5 million of fab shut-down and other costs. In addition, in response to the slow down in the analog market, we recorded approximately $4.8 million of inventory related charges, of which approximately $1.3 million related to our optical product family. While there is on-going work to dispose of the optical product family, we anticipate these efforts should be resolved prior to the end of the first quarter of 2007. We believe all these actions were important steps toward making the final transition to the fabless model. These structural and personnel changes have been taken in order to drive the Company towards profitability. We also continue along the path toward re-listing on the NASDAQ Global Market.”
     “Our overall progress continues, the fourth quarter was a record quarter for introduction of new products with 16 going into production,” added Mr. Schmitt. “This is an indication that our new product engine is executing better. These introductions included two new product groups in the interface product family as well as additions to our PowerBloxTM and LED power product portfolio. All 20 power products currently in development are proprietary. This will institute a major change in the makeup of our product portfolio. In the fourth quarter, we also announced our Digital Power technology, which will be the next stepping stone for the Company by adding higher ASP system based solutions.”
     “On the operational front we qualified three additional process technologies at Silan, our strategic foundry partner in China, completing our BiPolar and BiCMOS process transfers,” noted Mr. Schmitt. “Our CMOS processes are now running in high volume at Episil Technologies in Taiwan. We have now secured supply for all our products in an outsourced model. In the fourth quarter, we had to adjust our manufacturing levels as unit shipments dropped from 65 million units in the third quarter to 56 million. This decline was primarily driven by commodity power and interface products.”
     “While the fourth quarter was difficult due to market conditions, we just completed our first turnaround year after a tumultuous 2005,” stated Mr. Schmitt. “We gained back customers which was evident by our yearly revenue growth, moved to a new manufacturing model and resized our business. Our team is in place and 2007 is the year all the pieces come together in order to drive significant shareholder value.”
     Conference Call – Today, Sipex will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Chief Executive Officer, Ralph Schmitt and Chief Financial Officer, Ray Wallin will present an overview of the financial results for the fourth quarter and fiscal year 2006 and answer any questions.
     The call is available, live, to any interested party by dialing (800) 230-1951. For international callers, please dial (612) 332-0637. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Sipex Investor Call. A replay of the investor call will be available approximately 24 hours after the event at www.sipex.com/investors.

About Sipex Corporation
Sipex Corporation is an analog semiconductor company that addresses standard linear and application specific standard products (ASSP) for customer systems that are primarily targeted at the consumer, networking and industrial markets. Our products are categorized into three synergistic areas of power management, interface and optical storage. Sipex is a global company with operations in Asia, Europe and North America. It is the mission of the Company to create innovative analog products that enable customers to produce differentiated products.
For further information, contact Ray Wallin at: Sipex Corporation, 233 South Hillview Drive, Milpitas, California 95035, (408) 934-7500; or visit our website at http://www.sipex.com.
Safe Harbor Statement
This press release contains forward-looking statements concerning Sipex’s future events and results of operations including, but not limited to statements about completing efforts to dispose of the Company’s optical product family, driving the Company toward profitability and re-listing on the NASDAQ Global Market and changes in the Company’s product portfolio. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the risk that Sipex may be unable to execute operational improvements, that Sipex may be unable to grow revenues in future quarters, that Sipex may be unable to dispose of the optical product family in the first quarter of 2007, that Sipex may not return to profitability or successfully re-list on the NASDAQ Global Market and that general market conditions in the semiconductor industry may decline. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarter ended April 1, 2006, July 1, 2006 and September 30, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.
     Non-GAAP Reporting – The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, restructuring and impairment charges, and additional depreciation expense. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.
     Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may be different from the non-GAAP information provided by other companies.
# # #

SIPEX CORPORATION
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

	December 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$13,041	$1,969
Restricted cash	350	500
Short-term investment securities	2,388	—
Accounts receivable, net	6,222	3,735
Accounts receivable, related party, net	949	3,011
Inventories	15,586	13,400
Prepaid expenses and other current assets	1,641	1,300

Total current assets	40,177	23,915
Property, plant and equipment, net	19,113	25,803
Restricted cash — noncurrent	57	500
Other assets	202	224

Total assets	$59,549	$50,442

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term borrowing	$—	$3,000
Current portion of lease financing obligation	191	—
Current portion of bank borrowing	667	—
Accounts payable	10,331	7,394
Accrued expenses	7,185	7,282
Accrued restructuring costs	1,728	1,407
Deferred income, related party	5,543	5,707
Deferred income, other	2,555	2,510

Total current liabilities	28,200	27,300

Long-term accrued restructuring costs	139	584
Long-term portion of bank borrowing	1,333	—
Long-term lease financing obligation	12,152	—
Convertible senior notes	25,826	—
Other long-term liabilities	24	37

Total liabilities	67,674	27,921

Stockholders’ equity (deficit):
Common stock	368	355
Additional paid-in capital	234,601	224,026
Accumulated deficit	(243,075)	(201,841)
Accumulated other comprehensive loss	(19)	(19)

Total stockholders’ equity (deficit)	(8,125)	22,521

Total liabilities and stockholders’ equity (deficit)	$59,549	$50,442

SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2006	2006	2005	2006	2005
Net sales	$11,629	$12,243	$9,215	$44,733	$40,847
Net sales, related party	7,230	8,781	8,027	34,017	31,827

Total net sales	18,859	21,024	17,242	78,750	72,674

Cost of sales	11,898	9,246	9,346	41,103	35,103
Cost of sales, related party	7,477	5,582	7,395	28,296	23,822

Total cost of sales	19,375	14,828	16,741	69,399	58,925

Gross profit (loss)	(516)	6,196	501	9,351	13,749

Operating expenses:
Research and development	4,030	3,923	5,105	17,332	17,248
Marketing and selling	4,276	3,827	3,046	15,524	10,642
General and administrative	2,734	3,988	4,063	13,486	14,420
Restructuring and other	1,501	77	132	1,863	577
Impairment of fixed assets	12	—	—	12	9,377

Total operating expenses	12,553	11,815	12,346	48,217	52,264

Loss from operations	(13,069)	(5,619)	(11,845)	(38,866)	(38,515)

Other income (expense):
Interest income	176	275	26	721	208
Interest expense	(1,383)	(898)	(13)	(3,046)	(35)
Other income, net	—	(19)	296	82	427

Total other income (expense), net	(1,207)	(642)	309	(2,243)	600

Loss before income tax expense	(14,276)	(6,261)	(11,536)	(41,109)	(37,915)
Income tax expense	2	38	157	125	192

Net loss	$(14,278)	$(6,299)	$(11,693)	$(41,234)	$(38,107)

Net loss per common share — basic and diluted	$(0.40)	$(0.18)	$(0.33)	$(1.16)	$(1.07)
Weighted average common share outstanding — basic and diluted	35,808	35,551	35,550	35,615	35,544

SIPEX CORPORATION
Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit (Loss)
(In thousands)
(Unaudited)

	Three Months Ended			For the Years Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2006	2006	2005	2006	2005
GAAP — gross profit (loss)	$(516)	$6,196	$501	$9,351	$13,749

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	4,288	4,519	4,288

Stock based compensation included in:
Total cost of sales	140	135	—	343	—

Non-GAAP — gross profit (loss)	$(376)	$6,331	$4,789	$14,213	$18,037

GAAP gross profit (loss) as a percent of net sales	-3%	29%	3%	12%	19%

Non-GAAP gross profit (loss) as a percent of net sales	-2%	30%	28%	18%	25%
SIPEX CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)

	Three Months Ended			For the Years Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2006	2006	2005	2006	2005
GAAP — loss from operations	$(13,069)	$(5,619)	$(11,845)	$(38,866)	$(38,515)

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	4,288	4,519	4,288
Research and development	—	—	1,060	1,118	1,060
Marketing and selling	—	—	305	322	305
General and administrative	—	—	707	744	707

Stock based compensation included in:
Total cost of sales	140	135	—	343	—
Research and development	309	261	—	1,219	—
Marketing and selling	162	229	—	816	—
General and administrative	420	258	—	1,265	—

Restructuring and other	1,501	77	132	1,863	577

Impairment of fixed assets	12	—	—	12	9,377

Non-GAAP — loss from operations	$(10,525)	$(4,659)	$(5,353)	$(26,645)	$(22,201)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended			For the Years Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2006	2006	2005	2006	2005
GAAP — Net loss	$(14,278)	$(6,299)	$(11,693)	$(41,234)	$(38,107)

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	4,288	4,519	4,288
Research and development	—	—	1,060	1,118	1,060
Marketing and selling	—	—	305	322	305
General and administrative	—	—	707	744	707

Stock based compensation included in:
Total cost of sales	140	135	—	343	—
Research and development	309	261	—	1,219	—
Marketing and selling	162	229	—	816	—
General and administrative	420	258	—	1,265	—

Restructuring and other	1,501	77	132	1,863	577

Impairment of fixed assets	12	—	—	12	9,377

Non-GAAP — Net loss	$(11,734)	$(5,339)	$(5,201)	$(29,013)	$(21,793)

SIPEX CORPORATION
Reconciliation of GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			For the Years Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2006	2006	2005	2006	2005
GAAP — Net loss per share	$(0.40)	$(0.18)	$(0.33)	$(1.16)	$(1.07)

Increased depreciation due to shorter economic life of Hillview facility included in:
Total cost of sales	—	—	0.12	0.13	0.12
Research and development	—	—	0.03	0.03	0.03
Marketing and selling	—	—	0.01	0.01	0.01
General and administrative	—	—	0.02	0.02	0.02

Stock based compensation included in:
Total cost of sales	0.00	0.00	—	0.01	—
Research and development	0.01	0.01	—	0.03	—
Marketing and selling	0.00	0.01	—	0.02	—
General and administrative	0.01	0.01	—	0.04	—

Restructuring and other	0.04	0.00	0.00	0.05	0.02

Impairment of fixed assets	0.00	—	—	0.00	0.26

Non-GAAP — Net loss per share (1)	$(0.33)	$(0.15)	$(0.15)	$(0.81)	$(0.61)

Weighted average common shares outstanding — basic and diluted	35,808	35,551	35,550	35,615	35,544

(1)	Amounts may not aggregate to the total due to rounding